UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2008

General Electric Company
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 8.01 Other Events
As previously reported, we are conducting an internal review of revenue recognition matters in connection with an ongoing SEC investigation. In the course of that review, we have identified certain non-cash items not previously corrected. Our financial statements throughout this period, including the specific matters described below, were audited by KPMG, and that firm agreed with our accounting. These items are as follows:

•
We have determined that we made an error in accounting for profits on certain aftermarket spare parts primarily in our Aviation business. Under long-term product services agreements, we provide repair and maintenance for installed products, including spare parts. We recognize revenue and profits over the contract period in proportion to our contract costs. An element of our contract costs is the cost of spare parts. Before January 1, 2002, our Aviation business accounted for the profits on spare parts installed pursuant to long-term product service agreements either in its spare parts unit or in its revenue recognition model for commercial engines. Effective January 1, 2002, with the concurrence of KPMG, we changed our accounting for spare parts in two ways that largely offset: to exclude spare parts from the model for engine sales and to include margin in long-term services agreements to the extent spare parts are associated with such agreements.

In making this change, we changed our estimate of the unperformed portions of long-term product services agreements to use our cost instead of catalogue list price. We have determined that because we did not also recompute our pre-2002 spare parts costs on the same basis, we overestimated the percentage of completion of affected agreements and underestimated the related contract profit rates, an error that resulted in accelerating revenues and profits attributable to such agreements in 2002 and understating revenues and profits in some future periods. Similar adjustments in the accounting method for estimating the cost of spare parts installed pursuant to long-term services agreements were made by Aviation in 2003 with respect to spare parts manufactured by a joint venture partner and in our Energy business in 2006. The effect of correcting this error is to decrease 2002 net earnings by $585 million and to increase net earnings in 2003, 2004, 2005 and 2006 by $177 million, $96 million, $102 million and $38 million, respectively. The correction of this error will result in modestly higher revenues and earnings in some future periods. This error is referred to in the accompanying schedules as “Spare parts profit.”

The amounts above do not include amounts reflected in the accompanying schedules as Cumulative effect of accounting changes.

•
We have determined that for periods prior to 2004, we made an error in our application and description of appropriate revenue measurement principles in certain Infrastructure businesses that should have applied AICPA Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The effect of correcting this error is to increase 2002 net earnings by $15 million and to decrease 2004 net earnings by $8 million. This error is referred to in the accompanying schedules as “Long-term contracts.”

(2)

To assist in understanding the effects of these items, we set forth below the effect of these items on selected portions of our financial statements, as previously corrected in a Form 8-K filed on October 12, 2007 and on a Form 10-Q filed on November 2, 2007:

•	Statement of Financial Position at December 31, 2005 and December 31, 2006; and

•
Statement of Earnings for the years ended December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006 and for each of the quarters ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.

The summary adjusted data treat our Plastics, Advanced Materials, U.S. mortgage business (WMC) and Japan personal loan business (Lake) as discontinued operations for all periods, and exclude immaterial end of 2006 audit differences that were recorded in the first quarter of 2007.

We and our audit committee are evaluating the circumstances surrounding and the effect of these items on our previously reported financial statements under applicable accounting standards and SEC guidance and their bearing on our internal control over financial reporting, including any material impact on the effectiveness of such controls. We expect to complete this evaluation, and to determine the appropriate manner for reporting the necessary corrections for the above items, which could require restating our 2006 Form 10-K to give effect to the adjustments reflected in the accompanying schedules, by the time we file our Form 10-K for fiscal year 2007.

Our internal review and the SEC investigation, which began in 2005, are continuing, and we are continuing to evaluate issues in connection with such review and investigation, including in connection with the preparation and filing of our 2007 Form 10-K. Our management and audit committee continue to monitor the review closely, with the assistance of outside experts, and to discuss issues with the SEC staff as part of our ongoing cooperation with the SEC investigation. We and our audit committee are committed to addressing any issues that may arise and to providing transparent disclosure to our investors concerning any such issues.

The items identified above do not affect the financial position, results of operations or cash flows of GE Capital or GE Capital Services.

(3)

Increase (decrease); (in millions)	Year
GE Consolidated (a)	2006	2005	2004	2003	2002
Revenues
As reported	$151,782	$136,417	$124,036	$104,664	$103,171
Spare parts profit	61	163	152	286	(99)
Long-term contracts	-	-	(12)	(1)	24
Adjusted	$151,843	$136,580	$124,176	$104,949	$103,096

Earnings from continuing operations before income taxes
and accounting changes
As reported	$23,269	$21,014	$19,090	$17,192	$16,726
Spare parts profit	61	164	154	286	(99)
Long-term contracts	-	-	(12)	(1)	24
Adjusted	$23,330	$21,178	$19,232	$17,477	$16,651

Earnings from continuing operations before accounting changes
As reported	$19,342	$17,252	$15,550	$13,302	$13,495
Spare parts profit(b)	38	102	96	177	(62)
Long-term contracts	-	-	(8)	-	15
Adjusted	$19,380	$17,354	$15,638	$13,479	$13,448

Cumulative effect of accounting changes
As reported	$-	$-	$-	$(587)	$(1,015)
Spare parts profit(c)	-	-	-	-	(708)
Long-term contracts	-	-	-	-	-
Adjusted	$-	$-	$-	$(587)	$(1,723)

Net earnings
As reported	$20,704	$16,618	$17,134	$15,543	$12,993
Spare parts profit	38	102	96	177	(770)
Long-term contracts	-	-	(8)	-	15
Adjusted	$20,742	$16,720	$17,222	$15,720	$12,238

(a)	As reported amounts reflect the Plastics, Advanced Materials, WMC and Lake businesses as discontinued operations.
(b)
2002 amount comprises a $(585) charge resulting from the error in long-term service agreement accounting, partially offset by a $523 effect of reclassifying a charge to cumulative effect of accounting changes.

(c)
2002 amount includes $(523) from the reclassification referred to in (b) above and a $(185) charge resulting from the accounting change related to long-term service agreement accounting adopted effective 1/1/2002.

(4)

Increase (decrease); (per-share amounts in dollars)	Year
GE Consolidated (a)	2006	2005	2004	2003	2002
Per-share amounts – earnings from continuing operations
before accounting changes
Diluted, as reported	$1.86	$1.63	$1.49	$1.32	$1.35
Adjustment	–	0.01	0.01	0.02	–
Diluted, as adjusted	$1.86	$1.64	$1.50	$1.34	$1.34

Basic, as reported	$1.87	$1.63	$1.50	$1.33	$1.36
Adjustment	–	0.01	0.01	0.02	–
Basic, as adjusted	$1.87	$1.64	$1.50	$1.35	$1.35

Per-share amounts – cumulative effect of accounting changes
Diluted, as reported	$–	$–	$–	$(0.06)	$(0.10)
Adjustment	–	–	–	–	(0.07)
Diluted, as adjusted	$–	$–	$–	$(0.06)	$(0.17)

Basic, as reported	$–	$–	$–	$(0.06)	$(0.10)
Adjustment	–	–	–	–	(0.07)
Basic, as adjusted	$–	$–	$–	$(0.06)	$(0.17)

Per-share amounts – net earnings
Diluted, as reported	$1.99	$1.57	$1.64	$1.54	$1.30
Adjustment	–	0.01	0.01	0.02	(0.08)
Diluted, as adjusted	$2.00	$1.57	$1.65	$1.56	$1.22

Basic, as reported	$2.00	$1.57	$1.65	$1.55	$1.31
Adjustment	–	0.01	0.01	0.02	(0.08)
Basic, as adjusted	$2.00	$1.58	$1.66	$1.57	$1.23

Earnings per share amounts for the adjustment are computed independently.  As a result, the sum of the as reported and adjustment per-share amounts may not equal the total adjusted amount.

(a)	As reported amounts reflect the Plastics, Advanced Materials, WMC and Lake businesses as discontinued operations.

(5)

Increase (decrease); (in millions)	2007			2006
GE Consolidated (a)	First quarter	Second quarter	Third quarter	First quarter	Second quarter	Third quarter	Fourth quarter	Total
Revenues
As reported	$39,250	$42,378	$42,534	$35,569	$37,096	$37,874	$41,243	$151,782
Spare parts profit	(50)	6	32	21	15	(9)	34	61
Adjusted	$39,200	$42,384	$42,566	$35,590	$37,111	$37,865	$41,277	$151,843

Earnings from continuing operations
before income taxes
As reported	$6,211	$7,062	$5,705	$4,974	$5,700	$5,624	$6,971	$23,269
Spare parts profit	(51)	4	32	21	15	(9)	34	61
Adjusted	$6,160	$7,066	$5,737	$4,995	$5,715	$5,615	$7,005	$23,330

Earnings from continuing operations
As reported	$4,960	$5,610	$5,086	$3,993	$4,676	$4,749	$5,924	$19,342
Spare parts profit	(32)	3	20	13	9	(5)	21	38
Adjusted	$4,928	$5,613	$5,106	$4,006	$4,685	$4,744	$5,945	$19,380

Net earnings
As reported	$4,603	$5,379	$5,539	$4,506	$4,912	$4,866	$6,420	$20,704
Spare parts profit	(32)	3	20	13	9	(5)	21	38
Adjusted	$4,571	$5,382	$5,559	$4,519	$4,921	$4,861	$6,441	$20,742

Increase (decrease); (in millions)	2005
GE Consolidated (a)	First quarter	Second quarter	Third quarter	Fourth quarter	Total
Revenues
As reported	$32,090	$33,210	$33,748	$37,369	$136,417
Spare parts profit	20	28	60	55	163
Adjusted	$32,110	$33,238	$33,808	$37,424	$136,580

Earnings from continuing operations
before income taxes
As reported	$4,371	$4,633	$5,567	$6,443	$21,014
Spare parts profit	21	29	60	54	164
Adjusted	$4,392	$4,662	$5,627	$6,497	$21,178

Earnings from continuing operations
As reported	$3,489	$3,832	$4,422	$5,509	$17,252
Spare parts profit	13	18	37	34	102
Adjusted	$3,502	$3,850	$4,459	$5,543	$17,354

Net earnings
As reported	$4,235	$4,431	$4,832	$3,120	$16,618
Spare parts profit	13	18	37	34	102
Adjusted	$4,248	$4,449	$4,869	$3,154	$16,720

(a)	As reported amounts reflect the Plastics, Advanced Materials, WMC and Lake businesses as discontinued operations.

(6)

Increase (decrease); (per-share amounts in dollars)	2007			2006
GE Consolidated (a)	First quarter	Second quarter	Third quarter	First quarter	Second quarter	Third quarter	Fourth quarter	Total
Per-share amounts – earnings from
continuing operations
Diluted, as reported	$0.48	$0.54	$0.50	$0.38	$0.45	$0.46	$0.57	$1.86
Adjustment	–	–	–	–	–	–	–	–
Diluted, as adjusted	$0.48	$0.54	$0.50	$0.38	$0.45	$0.46	$0.58	$1.86

Basic, as reported	$0.48	$0.55	$0.50	$0.38	$0.45	$0.46	$0.58	$1.87
Adjustment	–	–	–	–	–	–	–	–
Basic, as adjusted	$0.48	$0.55	$0.50	$0.38	$0.45	$0.46	$0.58	$1.87

Per-share amounts – net earnings
Diluted, as reported	$0.45	$0.52	$0.54	$0.43	$0.47	$0.47	$0.62	$1.99
Adjustment	–	–	–	–	–	–	–	–
Diluted, as adjusted	$0.44	$0.52	$0.54	$0.43	$0.47	$0.47	$0.62	$2.00

Basic, as reported	$0.45	$0.52	$0.54	$0.43	$0.47	$0.47	$0.62	$2.00
Adjustment	–	–	–	–	–	–	–	–
Basic, as adjusted	$0.44	$0.52	$0.55	$0.43	$0.47	$0.47	$0.63	$2.00

Increase (decrease); (per-share amounts in dollars)	2005
GE Consolidated (a)	First quarter	Second quarter	Third quarter	Fourth quarter	Total
Per-share amounts – earnings from
continuing operations
Diluted, as reported	$0.33	$0.36	$0.42	$0.52	$1.63
Adjustment	–	–	–	–	0.01
Diluted, as adjusted	$0.33	$0.36	$0.42	$0.52	$1.64

Basic, as reported	$0.33	$0.36	$0.42	$0.52	$1.63
Adjustment	–	–	–	–	0.01
Basic, as adjusted	$0.33	$0.36	$0.42	$0.53	$1.64

Per-share amounts – net earnings
Diluted, as reported	$0.40	$0.42	$0.45	$0.30	$1.57
Adjustment	–	–	–	–	0.01
Diluted, as adjusted	$0.40	$0.42	$0.46	$0.30	$1.57

Basic, as reported	$0.40	$0.42	$0.46	$0.30	$1.57
Adjustment	–	–	–	–	0.01
Basic, as adjusted	$0.40	$0.42	$0.46	$0.30	$1.58

Earnings per share amounts are computed independently for each quarter. As a result, the sum of the per-share amounts for each quarter may not equal the total year amount. Additionally, earnings per share amounts for the adjustment are computed independently. As a result, the sum of the as reported and adjustment per-share amounts may not equal the total adjusted amount.

(a)	As reported amounts reflect the Plastics, Advanced Materials, WMC and Lake businesses as discontinued operations.

(7)

GE Consolidated

Statement of Financial Position
	12/31/2006				12/31/2005
(in millions)	As reported	(a)	Adjustment	As adjusted	As reported	(a)	Adjustment	As adjusted

GE current receivables	$19,624		$(7)	$19,617	$14,146		$(7)	$14,139
Inventories	10,029		3	10,032	8,953		3	8,956
All other assets	92,212		(561)	91,651	80,636		(622)	80,014
Total assets	697,248		(565)	696,683	673,836		(626)	673,210

Deferred income taxes	14,325		(215)	14,110	16,853		(238)	16,615
Total liabilities	577,896		(215)	577,681	557,280		(238)	557,042

Retained earnings	107,343		(350)	106,993	97,314		(388)	96,926
Total shareowners’ equity	111,859		(350)	111,509	109,021		(388)	108,633
Total liabilities and equity	697,248		(565)	696,683	673,836		(626)	673,210

(a)	As reported amounts reflect the Plastics, Advanced Materials, WMC and Lake businesses as discontinued operations.

(8)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: January 18, 2008	/s/ Keith S. Sherin
Keith S. Sherin
Vice Chairman and Chief Financial Officer

(9)